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                                                                 Exhibit 10.30

OFFICER MEDICAL EXPENSE REIMBURSEMENT PROGRAM

ELIGIBILITY

Participation in the Medical Executive Reimbursement Program ("MERP") will be limited to those active key associates in exempt grades 1 - 4 of United Stationers Supply Co. or its subsidiaries ("Company") as determined solely by CEO discretion. Under no circumstances will the program apply to spouses or dependents.

PROGRAM

The Company will reimburse MERP participants for their medical care expenses in recognition of their key role and services provided to the Company.

GENERAL

ALLOWABLE MEDICAL CARE EXPENSES

Medical care expenses include the diagnosis, care, medication, treatment or prevention of disease. Expenses paid for medical care shall include those paid for the purpose of affecting any structure or function of the body and for the transportation and lodging primarily for and essential to medical care. Allowable operations or treatments affecting any portion of the body include:

   -  Therapy or X-ray treatments.
   -  Hospital services.
   -  Nursing services (including nurse's board when paid by the participant).
   -  Medical laboratory.
   -  Surgery.
   -  Dental services.
   -  X-rays.
   - Medicines and drugs (only items which are legally procured and generally accepted as falling within the category of medicines and drugs, whether or not requiring a prescription).
   -  Eye exams.
   -  Eyeglasses and contact lenses.
   -  Artificial teeth or limbs.
   -  Ambulance hire.
   -  Other diagnostic and healing services.

EXPENSES PAID FOR TRANSPORTATION PRIMARILY FOR, AND ESSENTIAL TO, THE RENDERING OF MEDICAL CARE ARE ALLOWABLE EXPENSES. THIS INCLUDES EXPENSES FOR THE COST OF ANY MEALS AND LODGING WHILE AWAY FROM HOME RECEIVING MEDICAL TREATMENT. THE PERSON'S CONDITION MUST BE SUCH THAT THE PARTICULAR MEDICAL CARE AT THE INSTITUTION IS VITAL TO RECOVERY.

Annual exams are covered under the Annual Physical Exam Program.

An expenditure, which is merely beneficial to general health, such as a vacation, is NOT an allowable expense.

This Corporate Policy and Procedure is intended to provide guidance to both management and associates, and supersedes and replaces any and all Corporate Policies and Procedures previously issued. It does not constitute a contractual obligation of any kind to any prospective, present or past associate. The Company reserves the right to revise, delete, or add to any and all policies, procedures, work rules or benefits discussed or summarized in this Corporate Policy and Procedure.

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REIMBURSEMENT OF MEDICAL CARE EXPENSES

The Company will reimburse participants for allowable medical care expenses AFTER all other Company or non-company insurance policies and medical plans (including Medicare and/or any other government sponsored plan) covering the participant, have paid benefits.

Active officers will be reimbursed per the schedule:

BY SALARY GRADES

Grade 1   $40,000 annual maximum
Grade 2   $30,000 annual maximum
Grade 3   $25,000 annual maximum
Grade 4   $15,000 annual maximum

PROCEDURE
PARTICIPANT RESPONSIBILITY

  - Submit medical, dental and prescription invoices to group medical plan provider.

  - Submit all other medical expense bills to group medical plan provider with "MERP" written across the top of the claim form.

                                                             ORIGINAL ISSUE:
                                                             September 15, 1978

                                                             SUPERSEDES:
March 28, 2002


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